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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES
                                       OF
                             NEWPARK RESOURCES, INC.

1.       BATSON MILL L.P.

2.       BOCKMON CONSTRUCTION COMPANY, INC.

3.       CHESSHER CONSTRUCTION, INC.

4.       CHEMICAL TECHNOLOGIES, INC.

5.       CONSOLIDATED MAYFLOWER MINES

6.       DARCOM INTERNATIONAL, L.P.

7.       EXCALIBAR MINERALS, INC.

8.       EXCALIBAR MINERALS OF LA., L.L.C.

9.       FLORIDA MAT RENTAL, INC.

10.      HYDRA FLUIDS INTERNATIONAL, LTD.

11.      INTERNATIONAL MAT, LTD.

12.      IML DE VENEZUELA, LLC

13.      JPI ACQUISITION CORP.

14.      MALLARD & MALLARD, INC.

15.      MALLARD & MALLARD OF LA., INC.

16.      NES PERMIAN BASIN, L.P.

17.      NDF MEXICO, INC.

18.      NEWPARK CANADA, INC.

19.      NEWPARK DRILLING FLUIDS, L.L.C.



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20.      NEWPARK ENVIRONMENTAL SERVICES, L.L.C.

21.      NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.

22.      NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

23.      NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P

24.      NEWPARK HOLDINGS, INC.

25.      NEWPARK PERFORMANCE SERVICES, INC.

26.      NEWPARK SHIPHOLDING TEXAS, L.P.

27.      NEWPARK TEXAS L.L.C.

28.      NID, L.P.

29.      OGS LABORATORY, INC.

30.      SHAMROCK DRILLING FLUIDS, INC.

31.      SOLOCO FSC, INC.

32.      SOLOCO, L.L.C.

33.      SOLOCO TEXAS, L.P.

34.      SONNEX, INC.

35.      SUPREME CONTEACTORS, L.L.C.

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